Exhibit 21.1

List of Subsidiaries of Pypo China Holdings Limited

	Wholly-Owned Subsidiaries	Place of Incorporation

1.	Pypo Digital Company Limited	Cayman Islands

2.	Pypo Holdings (HK) Company Limited	Hong Kong

3.	Beijing PYPO Technology Group Co., Ltd.	PRC

4.	Heilongjiang PYPO Digital Technology Co., Ltd.	PRC

5.	Shenyang PYPO Technology Co., Ltd.	PRC

6.	Shandong PYPO Digital Technology Co., Ltd.	PRC

7.	Shanxi PYPO Technology Co., Ltd.	PRC

8.	Jilin PYPO Technology Co., Ltd.	PRC

9.	Inner Mongolia PYPO Technology Co., Ltd.	PRC

10.	Beijing PYPO Communications Technology Co., Ltd.	PRC

11.	Shanghai PYAO Digital Technology Co., Ltd.	PRC

12.	Anhui PYPO Electronics Co., Ltd.	PRC

13.	Zhejiang PYPO Digital Technology Co., Ltd.	PRC

14.	Nanjing PYAO Technology Co., Ltd.	PRC

15.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	PRC

16.	Chongqing PYPO Digital Technology Co., Ltd.	PRC

17.	Gansu PYPO Digital Technology Co., Ltd.	PRC

18.	Guizhou PYPO Technology Co., Ltd.	PRC

19.	Jiangxi PYPO Technology Co., Ltd.	PRC

20.	Guangxi PYPO Communications Equipment Co., Ltd.	PRC

21.	Fujian PYPO Technology Co., Ltd.	PRC

22.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	PRC

23.	Guangdong PYPO Technology Co., Ltd.	PRC

24.	Shenzhen PYPO Communications Equipment Co., Ltd.	PRC

25.	Jiangsu PYPO Technology Co., Ltd.	PRC

	Consolidated Affiliated Entities	Place of Incorporation

26.	Beijing PYPO Times Technology Co., Ltd.	PRC

27.	Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd. (“Beijing Feijie”)	PRC

28.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

29.	Beijing Dongdian Wuxian Technology Co., Ltd.	PRC

30.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd.	PRC

31.	Beijing Funtalk Communication Chain Shu Yang Procurement Center Co., Ltd.	PRC

32.	Henan Xinya Telecommunications Equipment Co., Ltd.	PRC

33.	Kunming Golden Broadway Technology Development Co., Ltd.	PRC

34.	Hunan Feon Telecommunications Technology Co., Ltd.	PRC

35.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

36.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC

37.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

38.	Baoding Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

39.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

40.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

41.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

42.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

43.	Xingtai Guoxun Huifang Telecommunications Equipment Co., Ltd.	PRC

44.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	PRC

45.	Liuyang Feon Telecommunications Technology Co., Ltd.	PRC

46.	Suzhou Guanzhilin Trading Co., Ltd.	PRC

47.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

48.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

49.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

50.	Wuxi Guance Communication Equipment Co., Ltd.	PRC

51.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	PRC

	Consolidated Affiliated Entities	Place of Incorporation

52.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

53.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

54.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

55.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

56.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

57.	Heze Guanzhilin Communication Equipment Co., Ltd.	PRC

58.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	PRC

59.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

60.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

61.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	PRC

62.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

63.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	PRC

64.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

65.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

66.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

67.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

68.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

69.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

70.	Datong Guanzhilin Commercial Trading Co., Ltd.	PRC

71.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	PRC

72.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	PRC

73.	Gansu Guanzhilin Communication Equipment Co., Ltd.	PRC

74.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd.	PRC